Exhibit 32.4

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tanger Properties Limited Partnership (the "Operating Partnership") for the period ended September 30, 2026 (the "Report"), the undersigned, chief financial officer of the Operating Partnership's general partner, hereby certifies, to such officer's knowledge, that:

(i)the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	November 6, 2026	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer
Tanger Inc., sole general partner of the Operating Partnership